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                                                                    EXHIBIT 4.12

                                                                  CONFORMED COPY

                              CERTIFICATE OF TRUST

                                       OF

                                  RC TRUST II

          THIS CERTIFICATE OF TRUST of RC Trust II (the "Trust"), dated as of April 4, 2001, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is "RC Trust II."

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

          3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

          4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                              THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee


                              By: /s/  Kisha A. Holder
                                  --------------------------
                                  Name: Kisha A. Holder
                                  Title: Assistant Treasurer

                              THE BANK OF NEW YORK,
                              as Property Trustee


                              By: /s/ Michael Santino
                                  --------------------------
                                  Name: Michael Santino
                                  Title:  Senior Vice President


                              RICHARD A. GOGLIA,
                              as Regular Trustee


                              By: /s/ R. Goglia
                                  --------------------------
                                  Name: R. Goglia
                                  Title: Vice President & Treasurer

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